UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2025, Ivanhoe Electric Inc. (the “Company”) completed the closing of the previously announced public offering (the “Offering”) of 11,794,872 units (the “Units”), with each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and one warrant to purchase one share of Common Stock (the “Warrants”), at a public offering price of $5.85 per Unit pursuant to an Underwriting Agreement dated February 12, 2025 (the “Underwriting Agreement”) entered into by and between the Company and BMO Capital Markets Corp., as sole underwriter (the “Underwriter”). The net proceeds of the Offering were approximately $66 million, which included the proceeds from the Underwriter’s exercise in full of its option to purchase additional Units. Each Warrant is exercisable to purchase one share of Common Stock until February 14, 2026 at an exercise price of $7.00 per share.

On February 14, 2025, in connection with the Offering, the Company entered into a warrant agent agreement (the “Warrant Agent Agreement”), with Computershare Inc. and Computershare Trust Company N.A., as warrant agent for the Warrants (the “Warrant Agent”). The Warrant Agent Agreement sets forth the form of Warrant, procedures for registering, transferring and exercising the Warrants, procedures for adjustments to the Warrants upon the occurrence of certain events, the procedure for amending the Warrant Agent Agreement and the Warrants and the terms of the Company’s indemnification of the Warrant Agent. The description of the terms of the Warrants set forth under the heading “Description of Securities - Warrants to be Issued in this Offering” in the Company’s final prospectus supplement dated February 12, 2025 to the prospectus dated July 10, 2023, included in the Company’s automatic registration statement on Form S-3 (File No. 333-273195), is hereby incorporated by reference.

The Company’s Executive Chairman, Robert Friedland, purchased 816,667 Units in the Offering at the public offering price per Unit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: February 14, 2025	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer